Exhibit 10.1.10
CARDINAL HEALTH, INC.
RESOLUTIONS OF THE HUMAN RESOURCES AND
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ADOPTED ON AUGUST 7, 2007
     NOW, THEREFORE, BE IT RESOLVED, that effective immediately, the terms of all outstanding Options, Restricted Shares and RSUs granted under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (the “2005 LTIP”) (other than those Options, Restricted Shares and RSUs that may provide for terms more beneficial to the grantee) shall be amended: (i) to provide that “retirement” shall mean termination of employment (other than by reason of death or Disability and other than in the event of termination for Cause) from the Company and its affiliates: (a) after attaining age fifty-five, and (b) having at least ten years of continuous service with the Company and its affiliates, including service with an affiliate of the Company prior to the time that such affiliate became an affiliate of the Company; (ii) to provide for the immediate ratable vesting of Options, Restricted Shares and RSUs upon termination of employment when the grantee is retirement-eligible, with the vested Options exercisable by the grantee through the remaining term of the Option, and for purposes of the amended awards, the ratable portion shall, with respect to each applicable installment of an award, be an amount equal to such installment of the award scheduled to vest on each future vesting date multiplied by a fraction, the numerator of which shall be the number of days from the grant date through the date of termination, and the denominator of which shall be the number of days from the grant date through such vesting date; (iii) to provide for the immediate vesting of all Options, Restricted Shares and RSUs in the event of death or disability of the grantee, with the vested Options exercisable by the grantee through the remaining term of the Option;
     RESOLVED FURTHER, that, to the extent that the 2005 LTIP Option Agreements, Restricted Share Agreements and RSU Agreements are inconsistent with the foregoing resolutions, they shall be deemed to be amended accordingly.